UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 14, 2011

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition

On November 14, 2011, Kodiak Oil & Gas Corp. (the “Company”) together with its wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. (the “Subsidiary”), entered into separate, definitive purchase and sale agreements (collectively, the “Acquisition Agreements”) with each of (i) North Plains Energy, LLC, a Delaware limited liability company, and (ii)  Mercuria Bakken, LLC, a Delaware limited liability company (collectively, the “Seller”), under which the Subsidiary has agreed to acquire (the “Acquisition”) certain oil and gas leaseholds, overriding royalty interests and producing properties located primarily in the State of North Dakota (the “Oil and Gas Properties”), and various other related rights, permits, contracts, equipment and other assets, including the assignment and assumption of a rig drilling contract (together with the Oil and Gas Properties, the “Oil and Gas Assets”). The effective date for the Acquisition is September 1, 2011 (the “Effective Date”).  The closing of the Acquisition is expected to take place on or before January 6, 2012, subject to the satisfaction of customary closing conditions.

The aggregate purchase price for the Acquisition is $590 million, subject to adjustment as described herein.  The Subsidiary is required to pay $540 million of the purchase price in cash at closing and the remaining $50 million of the purchase price in shares of the Company’s common stock (the “Parent Consideration Shares”) calculated based upon the volume weighted average share price of the Company’s common stock as reported by the New York Stock Exchange during the five trading days prior to the second business day prior to closing.  The Subsidiary expects to fund the Acquisition through the proceeds from concurrent debt and equity offerings to be completed prior to closing the Acquisition.  The purchase price is subject to potential adjustments including, but not limited to, adjustments for certain title and environmental defects, if any, as well as customary adjustments to reflect the operation of the Oil and Gas Assets following the Effective Date and prior to the closing date.  In addition, (i) properties may be withdrawn from the Acquisition, with appropriate adjustment to the purchase price as provided under the Acquisition Agreements, under various circumstances as set forth in the Acquisition Agreements, including, without limitation, due to certain title and environmental defects, if any, and the failure to procure certain requisite consents and waivers of preferential rights and (ii) the purchase price may be increased in the event either party discovers a title benefit associated with an Oil and Gas Asset during the examination period.

Pursuant to the terms of the Acquisition Agreements, the Company has agreed to provide Seller with certain registration rights in respect of the Parent Consideration Shares.  If following the closing of the Acquisition Seller holds such Parent Consideration Shares and desires to sell them, and an applicable exemption under the Securities Act of 1933, as amended (the “Securities Act”) is not then available, Seller may at its option request the Company to (i) prepare and file with the Securities and Exchange Commission as promptly as practicable a registration statement for the benefit of the Seller to qualify the Parent Consideration Shares for resale under the Securities Act and (ii) obtain the approval of the New York Stock Exchange with respect to the listing of the Parent Consideration Shares.  The Company also agreed to pay for the costs of such registration, other than costs related to the sale of securities such as underwriting discounts and commissions, if any, and has agreed to indemnify the Seller Indemnitees (as defined below) against certain liabilities, including liabilities arising under the Securities Act.

The Acquisition Agreements contain customary representations and warranties and covenants by each of the Subsidiary, the Company and the Seller.  Among other things, during the period between the execution of the Acquisition Agreements and the closing of the Acquisition, the Seller has agreed, subject to certain exceptions: (i) to allow the Subsidiary and its authorized representatives access to the Oil and Gas Assets and the records pertaining to the Oil and Gas Assets; (ii) to conduct its operations, including the operation and maintenance of the Oil and Gas Assets, in the ordinary course; and (iii) to restrict certain activities.  The Acquisition Agreements require Seller to provide certain transition services following the closing to allow for an orderly transition of operations.

The Acquisition Agreements provides for certain termination rights, as follows: (i) the parties may terminate by mutual written agreement of the Seller, the Subsidiary and the Company; (ii) each of Seller or Subsidiary may terminate (a) if the other party breaches a representation or warranty that gives rise to a material adverse effect or if the other party has failed to satisfy certain conditions precedent or to comply in any material respects with any of its covenants or Acquisition Agreements by February 16, 2012, or (b) if the closing shall not have occurred by February 16, 2012, unless due, in each case, to a material breach of the Acquisition Agreements by the party seeking to terminate; (iii) each of the Seller or the Subsidiary may terminate upon written notice to the other party if the total amount of certain title or environmental defects, if any, together with allocated values of properties excluded from the acquisition, if any, equals or exceeds 15% of the purchase price; and (iv) Subsidiary may terminate upon written notice to the Seller if certain title benefits resulting in an adjustment of the purchase price equals or exceeds 15% of the purchase price.

Pursuant to the Acquisition Agreements, the Subsidiary has deposited approximately $30 million into escrow that will be credited to the purchase price on the completion of the Acquisition.  We have deposited with an escrow agent $30 million of the purchase price, allocable on a pro rata basis to each purchase agreement.  This deposit will be credited to the purchase price at the closing.  The deposit is refundable in the event the Acquisition does not close for any reason other than (i) as a result of a material breach by us of the Acquisition Agreements or (ii) as a result of our failure to close where, as of February 16, 2012, the Seller has satisfied all of its respective closing conditions and is ready, willing and able to perform its obligations under the Acquisition Agreements.  In either of such circumstances, as a remedy for our failure to close, the Seller will be entitled to liquidated damages in the aggregate amount of $100 million (against which our deposit will be credited) or, under certain circumstances, specific performance.

If (i) the Seller  “willfully breaches” the Acquisition Agreements (meaning that the Seller fails to use good faith efforts to cause the satisfaction of, or willfully breaches in any material respect (by refusing to perform or taking an action prohibited, or causing or encouraging any other person to take or fail to take an action)), any pre-closing covenant applicable to Seller or (ii) Seller fails to close the transactions contemplated under the Acquisition Agreements in the instance where, as of the February 16, 2012, the Company and the Subsidiary have satisfied all of their respective closing conditions and are ready, willing and able to perform their obligations under the Acquisition Agreements, then in either such event, the Company and the Subsidiary shall be entitled to liquidated damages in the aggregate amount of $100 million or specific performance.

The Acquisition Agreements provide each of the Subsidiary, the Seller and the Company certain indemnification rights, subject to certain time and monetary limitations as set forth in the Acquisition Agreements, whereby (i) the Seller agrees to indemnify and hold the Company and the Subsidiary, their affiliates, and their respective equity holders, partners, members, officers, directors, employees, agents, and representatives (the “Subsidiary Indemnitees”) harmless in connection with losses arising from (a) breach of any representation or warranty of the Seller, or of a covenant or agreement of the Seller that expressly survives the closing of the Acquisition, (b) certain excluded liabilities as set forth in the Acquisition Agreements and (ii) the Company and the Subsidiary agree to indemnify and hold the Seller, its affiliates, and their respective equity holders, partners, members officers, directors, managers, employees, agents, and representative (the “Seller Indemnitees”), harmless in connection with losses arising from (a) certain assumed obligations, and (b) any breach of a representation, warranty, covenant or agreement of the Company or the Subsidiary under the Acquisition Agreements.  The parties’ indemnification obligations survive the closing date for various prescribed periods of time as set forth in the Acquisition Agreements.

The foregoing description of the Acquisition Agreements is qualified in its entirety by reference to the full text of the Acquisition Agreements, which will be attached as exhibits to a subsequent report filed by us with the Securities and Exchange Commission.

The Parent Consideration Shares issuable to the Seller under the Acquisition Agreements have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration.  The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the common stock in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Amendments to Credit Agreements

First Lien Credit Agreement

On November 14, 2011, the Subsidiary entered into the First Amendment and Limited Waiver to Amended and Restated Credit Agreement with each of the lenders from time to time party thereto, which include Wells Fargo

Bank, N.A., BMO Harris Financing, Inc., KeyBanc, N.A., Royal Bank of Canada, and Credit Suisse AG (collectively, the “Credit Agreement Lenders”), and Wells Fargo Bank, N.A., as administrative agent for the Credit Agreement Lenders, dated as of November 14, 2011 (the “First Amendment to the First Lien Credit Agreement “), which amends the Amended and Restated Credit Agreement among the Subsidiary, the Credit Agreement Lenders and Wells Fargo Bank, N.A., as administrative agent for the Credit Agreement Lenders (the “Original Credit Agreement”).

The First Amendment to the First Lien Credit Agreement, which is effective as of November 14, 2011, amends certain provisions of the Original Credit Agreement to, among other things, (i) permit the issuance of the Company’s notes being offered in a private placement, so long as the proceeds from the sale of such notes are held in escrow, (ii) permit the incurrence of liens in connection with (a) the escrow of the proceeds from the sale of such notes, and (b) on a second lien basis and subject to the consummation of the Acquisition and other customary conditions in the indenture governing such notes), (iii) exclude the issuance of such notes from the automatic borrowing base adjustment trigger, (iv) exclude the escrowed proceeds from the sale of such notes from the calculation of the ratio of total debt to EBITDAX and (v) permit certain payments, repayments and prepayments in connection with such notes that would otherwise be restricted payments.  The First Amendment to the First Lien Credit Agreement also grants the Subsidiary a limited, temporary waiver to allow the Subsidiary to enter into commodity swap agreements in connection with the Acquisition that are in excess of the limits otherwise applicable under the Original Credit Agreement.

In addition, on November 14, 2011, the Subsidiary entered into the Second Amendment to Amended and Restated Credit Agreement with the Credit Agreement Lenders and Wells Fargo Bank, N.A., as administrative agent for the Credit Agreement Lenders, which, upon effectiveness, will further amend the Original Credit Agreement, as amended by the First Amendment to the First Lien Credit Agreement (the “Second Amendment to the First Lien Credit Agreement”).

The Second Amendment to the First Lien Credit Agreement, which will become effective upon the consummation of the Acquisition and the satisfaction of other customary conditions precedent, amends certain provisions of the Original Credit Agreement, as amended, to permit the incurrence of debt under the notes being offering in a private placement and under the Bridge Commitment Letter, if applicable, provided that the Original Second Lien Credit Agreement (defined below), as amended, is paid in full and the related liens are terminated. The Second Amendment to the First Lien Credit Agreement also amends total funded debt to EBITDAX (as defined in the Original Credit Agreement, as amended) financial covenant to require the Subsidiary to maintain, on the last day of each quarter, a ratio of total debt to EBITDAX of not greater than (i) at the end of each of the two fiscal quarters ending December 31, 2011 and March 31, 2012, 4.75 to 1.0 (ii) at the end of the fiscal quarter ending June 30, 2012, 4.50 to 1.0, (iii) at the end of the fiscal quarter ending September 30, 2012, 4.25 to 1.0 and (iv) at the end of each fiscal quarter thereafter, 4.0 to 1.0.

On November 14, 2011, to fund the deposit required under the Acquisition Agreements, the Subsidiary drew down $30 million under the Original Credit Agreement, as amended. In addition to the $186 million previously outstanding under the Original Credit Agreement, as amended, the outstanding balance under the Original Credit Agreement, as amended, is $216 million as of the date hereof. The borrowings under the Original Credit Agreement, as amended, currently accrue interest at a rate of approximately 3% and are guaranteed by the Company and collateralized by the Subsidiary’s oil and gas producing properties, the Subsidiary’s personal property and the equity interests of the Subsidiary held by the Company.

All other material terms of the Original Credit Agreement remain unchanged.  The foregoing description of the First Amendment to the First Lien Credit Agreement and the Second Amendment to the First Lien Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the First Amendment to the First Lien Credit Agreement and the Second Amendment to the First Lien Credit Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively. For a description of the terms of the Original Credit Agreement and related agreements, see the Company’s Current Reports on Form 8-K filed on May 27, 2010, December 2, 2010, April 19, 2011 and November 3, 2011, which are incorporated herein by reference.

Second Lien Credit Agreement

On November 14, 2011, the Subsidiary also entered into the First Amendment and Limited Waiver to Amended and Restated Second Lien Credit Agreement with each of the lenders from time to time party thereto, which include Wells Fargo Bank, N.A., The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, and Pruco Life Insurance Company (collectively, the “Second Lien Lenders”), and Wells Fargo Energy Capital, Inc., as administrative agent for the Second Lien Lenders (the “First Amendment to the Second Lien Credit Agreement”), which amends the Amended and Restated Second Lien Credit Agreement among the Subsidiary, the Second Lien Lenders and Wells Fargo Energy Capital, Inc., as administrative agent for the Second Lien Lenders (the “Original Second Lien Credit Agreement”).

The First Amendment to the Second Lien Credit Agreement, which is effective as of November 14, 2011, amends certain provisions of the Original Second Lien Credit Agreement to (i) permit the issuance of the Company’s notes being offered in a private placement, so long as the proceeds from the sale of such notes are held in escrow, (ii) permit the drawing of a bridge loan, so long as the debt under the Original Second Lien Credit Agreement, as amended, is paid in full and the related liens terminated, (iii) permit the incurrence of liens in connection with the escrow of the proceeds from the sale of such notes, (iv) exclude the escrowed proceeds from the sale of such notes from the calculation of the ratio of total debt to EBITDAX (as defined in the Original Second Lien Credit Agreement), and (v) permit certain payments, repayments and prepayments in connection with such notes that would otherwise be restricted payments.  The First Amendment to the Second Lien Credit Agreement also grants the Subsidiary a limited, temporary waiver to allow the Subsidiary to enter into commodity swap agreements in connection with the Acquisition that are in excess of the limits otherwise applicable under the Original Second Lien Credit Agreement.

As of the date hereof, the outstanding balance under the Original Second Lien Credit Agreement, as amended, is $100 million.  The borrowings under the Amended and Restated Second Lien Credit Agreement currently accrue interest at approximately 9.5% and are guaranteed by the Company and collateralized by a second lien on the Subsidiary’s oil and gas producing properties, the Subsidiary’s personal property and the equity interests of the Subsidiary held by the Company.

All other material terms of the Original Second Lien Credit Agreement remain unchanged.  The foregoing description of the First Amendment to the Second Lien Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the First Amendment to the Second Lien Credit Agreement, attached hereto as Exhibit 10.3. For a description of the terms of the Original Second Lien Credit Agreement and related agreements, see the Company’s Current Reports on Form 8-K filed on December 2, 2010, July 18, 2011 and November 3, 2011, which are incorporated herein by reference.

Bridge Facility Commitment Letter

On November 14, 2011, the Company entered into a letter agreement pursuant to which Credit Suisse AG, WF Investment Holdings, LLC, KBCM Bridge LLC, Royal Bank of Canada and certain of their respective affiliates severally committed, subject to the satisfaction of certain customary conditions (including the execution of mutually acceptable definitive documentation), to make available to the Company a stand-by credit facility (the ‘‘Bridge Commitment Letter’’) of up to an aggregate principal amount of $650,000,000. The Bridge Commitment Letter will provide a committed standby facility to enable the Company to close the Acquisition in the event it is unable to fund the purchase price and related transaction costs with the proceeds from the sale of its notes and common stock. Additionally, to the extent not repaid with proceeds from the sale of the concurrent offerings of the Company’s notes and common stock, the Company may also draw bridge loans to repay a portion of the outstanding debt under our first lien credit agreement and all of the outstanding debt under our second lien credit agreement. The outstanding principal balance of any bridge loan will, under certain circumstances, be converted into senior term loans ranking equally with our other senior unsecured indebtedness. The Subsidiary will guarantee all of the Company’s obligations under any such bridge loan or senior term loans. Assuming completion of the Company’s note and common stock offering, it does not expect to enter into definitive documentation with respect to the Bridge Commitment Letter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the amendment to the Company’s credit agreements is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the Acquisition is incorporated herein by reference.  Any issuance of shares of the Company’s common stock to the Seller upon consummation of the transactions described in Item 1.01 above will be a non-public offering made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 8.01 Other Events.

On November 14, 2011, Kodiak Oil & Gas Corp. issued a press release entitled “Kodiak Oil & Gas Corp. Agrees to Acquire an Additional 50,000 Net Leasehold Acres and 3,500 BOE/d of Current Net Production in Heart of Bakken Trend,” which described the Acquisition and provided additional information about the Oil & Gas Properties. A copy of the press release is attached as Exhibit 99.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The statements of operating revenues and direct operating expenses of the Properties to be Acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited) and September 30, 2010 (unaudited) are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information.

Unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and condensed consolidated statement of operations for the nine months ended September 30, 2011 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 and for the nine months ended September 30, 2010 are attached hereto as Exhibit 99.3 and incorporated herein by reference.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma condensed consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.  The Company currently has provided a full valuation allowance against net deferred tax assets.  The Company believes that the acquisitions would not result in an immediate change in the Company’s assessment regarding the valuation allowance. As such, no income tax adjustments from the acquisitions have been reflected in the unaudited pro forma financial information.

(d) Exhibits.

Exhibit 10.1

First Amendment and Limited Waiver to Amended and Restated Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and The Lenders Signatory Thereto, dated as of November 14, 2011

Exhibit 10.2

Second Amendment to Amended and Restated Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and The Lenders Signatory Thereto, executed as of November 14, 2011

Exhibit 10.3

First Amendment and Limited Waiver to Amended and Restated Second Lien Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Energy Capital, Inc., as Administrative Agent, and The Lenders Signatory Thereto, dated as of November 14, 2011

Exhibit 23.1	Consent of Hein & Associates LLP

Exhibit 23.2	Consent of Netherland Sewell & Associates, Inc.

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the Properties to be Acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited) and September 30, 2010 (unaudited)

Exhibit 99.2	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and the condensed consolidated balance sheet as of September 30, 2011

Exhibit 99.3	Unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2010

Exhibit 99.4	Unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2011

Exhibit 99.5	Reserve Estimate Report of Netherland Sewell & Associates, Inc. (related to the Company’s legacy properties)

Exhibit 99.6	Reserve Estimate Report of Netherland Sewell & Associates, Inc. (related to the properties acquired by the Company from BTA Oil Producers, LLC)

Exhibit 99.7	Press release of Kodiak Oil & Gas Corp. entitled “Kodiak Oil & Gas Corp. Agrees to Acquire an Additional 50,000 Net Leasehold Acres and 3,500 BOE/d of Current Net Production in Heart of Bakken Trend”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson
Chief Financial Officer

Date: November 14, 2011

EXHIBIT INDEX

(d) Exhibits.

Exhibit 10.1

First Amendment and Limited Waiver to Amended and Restated Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and The Lenders Signatory Thereto, dated as of November 14, 2011

Exhibit 10.2

Second Amendment to Amended and Restated Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and The Lenders Signatory Thereto, executed as of November 14, 2011

Exhibit 10.3

First Amendment and Limited Waiver to Amended and Restated Second Lien Credit Agreement among Kodiak Oil & Gas (USA) Inc., as Borrower, Wells Fargo Energy Capital, Inc., as Administrative Agent, and The Lenders Signatory Thereto, dated as of November 14, 2011

Exhibit 23.1	Consent of Hein & Associates LLP

Exhibit 23.2	Consent of Netherland Sewell & Associates, Inc.

Exhibit 99.1

Statements of operating revenues and direct operating expenses of the Properties to be Acquired by Kodiak Oil & Gas Corp. for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited) and September 30, 2010 (unaudited)

Exhibit 99.2	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2011 and the condensed consolidated balance sheet as of September 30, 2011

Exhibit 99.3	Unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2010

Exhibit 99.4	Unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2011

Exhibit 99.5	Reserve Estimate Report of Netherland Sewell & Associates, Inc. (related to the Company’s legacy properties)

Exhibit 99.6	Reserve Estimate Report of Netherland Sewell & Associates, Inc. (related to the properties acquired by the Company from BTA Oil Producers, LLC)

Exhibit 99.7	Press release of Kodiak Oil & Gas Corp. entitled “Kodiak Oil & Gas Corp. Agrees to Acquire an Additional 50,000 Net Leasehold Acres and 3,500 BOE/d of Current Net Production in Heart of Bakken Trend”